SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549



FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934


POWER REIT
(Exact Name of Registrant as Specified in Its Charter)



Maryland
(State or Other Jurisdiction of Incorporation)



        000-54560                         45-3116572
(Commission File Number)       (I.R.S. Employer Identification No.)



301 Winding Road, Old Bethpage, New York   11804
(Address of Principal Executive Offices) (Zip Code)



                       (212) 750-0373
(Registrant's Telephone Number, Including Area Code)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)



[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)



[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


SECTION 8: OTHER EVENTS


Item 8.01

On August 29, 2013, the Federal District Court of Pennsylvania ("Court") granted leave to Power REIT's wholly owned subsidiary, Pittsburgh & West Virginia Railroad ("P&WV"), to file a second supplement to its counterclaims in the ongoing litigation between P&WV and Norfolk Southern Corporation ("NSC") and its sub-lessee, Wheeling and Lake Erie Railroad ("WLE"). P&WV had filed a motion with the Court on May 17, 2013 to amend its counterclaims after new facts emerged concerning previously undisclosed dispositions of P&WV's property by NSC and WLE.

P&WV's additional counterclaims assert, among other things, fraud and conversion of P&WV's property. The new supplemental counterclaims bring the total dollar value of claims against NSC and WLE to an excess of $24 million, not including potential interest and damages.

The Company has updated the overview of the current status of P&WV's litigation and has also posted the Court's decision granting the motion to supplement P&WV's counterclaims on its website at http://www.pwreit.com under Investor Relations > Shareholder Presentations.

There can be no assurance as to the eventual outcome of the litigation or its net effect on Power REIT and its subsidiaries.
Investors are encouraged to read the risk factors disclosed in the Company's Annual Report filed on Form 10-K and other filings with the Securities and Exchange Commission.


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SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:	September 3, 2013


POWER REIT


By:	/s/ David H. Lesser
Name:	David H. Lesser
Title:	CEO and Chairman